U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 21, 2005

Commission file number: 033-20897-D

HELIX BIOMEDIX, INC.

Delaware	91-2099117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22122 20TH AVENUE S.E., SUITE 148, BOTHELL, WA 98021
(Address of principal executive offices)

(425) 402-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into Material Definitive Agreement

Helix BioMedix, Inc. (the “Company”) announced that on May 16, 2005 it paid discretionary bonus compensation, in the form of cash, to all of its employees. The Company’s executive officers and the amount of their respective bonuses were as follows:

R. Stephen Beatty Timothy Falla, Ph.D. David Kirske David Drajeske	CEO & President Chief Scientific Officer VP, Chief Financial Officer, Secretary, and Treasurer VP Business Development	$28,500 $21,500 $15,000 $15,000

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Helix BioMedix, Inc. (Registrant)

Date: June 21, 2005	/s/	R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer